SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                               October 1, 2003



                                BURKE MILLS, INC.
             (Exact name of registrant as specified in its charter)



                                 North Carolina
         (State or other jurisdiction of incorporation or organization)



                               Commission File No:
                                     0-5680



                         I.R.S. Employer Identification
                                      No.
                                   56-0506342



                            191 Sterling Street, N.W.
                          Valdese, North Carolina 28690
               (Address of principal executive offices) (Zip Code)

                         Registrant's telephone number,
                              including area code:
                                  828 874-6341
              ITEM 4. Changes in Registrant's Certifying Accountant

         Cole, Samsel & Bernstein LLC, of Lodi, NJ, the independent accountant engaged for many years by the Company as the principal accountant to audit the Company's financial statements has given notice to the Company that it will be resigning as the independent accountant for the Company. The reason stated for the impending resignation is that this accounting firm is declining to serve as the independent accountant and certifying accountant for companies with securities registered with the Securities and Exchange Commission. The Audit Committee and management of the Company have commenced the process to engage a new independent accountant. Cole, Samsel & Bernstein, LLC has informed the Company that it will not resign until the earlier of December 1, 2003 or engagement by the Company of a new accounting firm.

         The report of Cole, Samsel & Bernstein LLC on the financial statements of the Company for either of the past two fiscal years did not contain an adverse opinion nor a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and during the subsequent interim periods preceding the resignation of the accounting firm, there were not any disagreements with the former accounting firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         Neither the audit committee of the board of directors nor the board of directors of the Company recommended any change in the accounting firm for the Company.

         During the Company's two most recent fiscal years and the subsequent interim periods preceding the resignation of the accounting firm, the accounting firm did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist; the accounting firm did not advise the Company that any information had come to the attention of the accounting firm that lead it to no longer be able to rely on management's representations or that made it unwilling to be associated with the financial statements prepared by management; the accounting firm has not advised the Company of the need to expand significantly the scope of its audit nor that information has come to the attention of the accounting firm during the stated time period that, if further investigated, might (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and there was no connection between the resignation of the accounting firm and the scope of the audit or further investigation of the accounting firm; the accounting firm has not advised the Company that any information has come to the attention of the accounting firm that it has concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements or (b) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the satisfaction of the accounting firm, would prevent it from rendering an unqualified audit report on those financial statements), and there was no issue to be resolved to the satisfaction of the accounting firm prior to its resignation.

         Attached as Exhibit A to this report is a letter addressed to the Securities and Exchange Commission from Cole, Samsel & Bernstein, LLC provided to the Company stating that Cole, Samsel & Bernstein, LLC agrees with the statements made by the Company in this report.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 7, 2003                    BURKE MILLS, INC.

                                     By:   s/Thomas I. Nail
                                           ----------------
                                           Thomas I. Nail
                                           President and COO

                                    Exhibit A


                                                     October 1, 2003


Securities and Exchange Commission
Washington, DC 20549




                                                     Re: Burke Mills, Inc.


Dear Sir/Madam:

         Please be advised that our firm has reviewed the Form 8-K, and we are in agreement in all respects with the statements made by the company in the said report.

                          Very truly yours,

                          Cole, Samsel & Bernstein LLC

                          By: Howard Bernstein/s


HB/ay
Enc.